Exhibit 99.1
FOR IMMEDIATE RELEASE
Cornerstone Therapeutics Reports Third Quarter 2011 Financial Results
•	CUROSURF® net product sales increased 16% in the third quarter compared to the same quarter in 2010

•	Strategic products’ net sales grew 9% and 11% for the three months and nine months ended September 30, 2011, respectively, compared to the same periods in 2010

•	Appointed Ken McBean as President
CARY, N.C., November 3, 2011 —Cornerstone Therapeutics Inc. (NASDAQ: CRTX) today reported net product sales from strategic products grew 9% and 11% for the three months and nine months ended September 30, 2011, respectively, compared to the same periods in 2010. Net product sales from strategic products were 77% of total net product sales, or $19.3 million, for the third quarter of 2011, an increase from the 67% of total net product sales, or $17.7 million, for the third quarter of 2010. Net product sales from strategic products were 71% of total net product sales, or $59.0 million, for the first nine months of 2011, an increase from the 58% of total net product sales, or $53.3 million, for the first nine months of 2010. Overall, total net revenues were $25.2 million for the third quarter of 2011, compared to $27.9 million for the third quarter of 2010, and total net revenues for the first nine months of 2011 were $83.2 million, compared to $92.8 million for the same period in 2010.
Net income was $0.1 million, or $0.00 per diluted share, for the third quarter of 2011, compared to a net income of $0.8 million, or $0.03 per diluted share, for the third quarter of 2010. For the first nine months of 2011, net income was $2.1 million, or $0.08 per diluted share, compared to net income of $5.4 million, or $0.21 per diluted share, for the first nine months of 2010. On a non-GAAP basis, net income was $3.4 million, or $0.13 per diluted share, for the third quarter of 2011, compared to non-GAAP net income of $3.8 million, or $0.15 per diluted share, for the third quarter of 2010. For the first nine months of 2011, on a non-GAAP basis, net income was $11.8 million, or $0.45 per diluted share, compared to non-GAAP net income of $13.8 million, or $0.53 per diluted share, for the first nine months of 2010. Non-GAAP net income and net income per diluted share exclude amortization of product rights and stock-based compensation expense.
“We believe results from the quarter, including the growth of our core products and our overall product sales mix, demonstrate the continuing execution of our strategic plan,” said Craig A. Collard, Cornerstone’s Chief Executive Officer. “Going forward, our number one priority is closing a transaction that supports our plans for growth.”
A breakdown of net revenues for the third quarter and first nine months of 2011 (in thousands, except percentages) follows:

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2011	2010	$	%	2011	2010	$	%
Net Product Sales
Curosurf	$9,347	$8,051	$1,296	16%	$25,402	$23,767	$1,635	7%
Zyflo® product family	8,316	7,574	742	10	22,313	21,855	458	2
Factive®	763	850	(87)	(10)	5,227	4,163	1,064	26
Spectracef® product family	882	1,194	(312)	(26)	6,051	3,478	2,573	74

Total strategic products	19,308	17,669	1,639	9	58,993	53,263	5,730	11

AlleRx® Dose Pack products	5,437	3,812	1,625	43	26,191	22,105	4,086	18
HyoMax® product family	359	2,002	(1,643)	(82)	1,770	7,801	(6,031)	(77)
Other products	74	2,927	(2,853)	(97)	(3,837)	8,093	(11,930)	(147)

Total net product sales	25,178	26,410	(1,232)	(5)	83,117	91,262	(8,145)	(9)
License and royalty agreement revenues	2	1,522	(1,520)	(100)	99	1,541	(1,442)	(94)

Net Revenues	$25,180	$27,932	$(2,752)	(10)%	$83,216	$92,803	$(9,587)	(10)%

Gross margin (exclusive of license and royalty agreement revenues and amortization of product rights) was 67% for the third quarter of 2011, compared to 71% for the comparable period of 2010. The lower gross margin for the third quarter of 2011 was primarily due to a higher percentage of total net sales coming from products having lower gross margins, specifically Curosurf.
Selling, general and administrative expenses decreased $1.6 million, or 13%, in the third quarter of 2011 compared to the third quarter of 2010. The decrease was primarily due to reduced marketing and spending for Factive and Zyflo CR and decreased co-promotion expenses related to our propoxyphene/acetaminophen products, which were withdrawn from the market in November of 2010.
Royalty expenses decreased $1.0 million, or 38%, during the third quarter of 2011 compared to the third quarter of 2010. The reduction in royalty expense was primarily due to the reduction in net product sales from our HyoMax products and the voluntary withdrawal of our propoxyphene/acetaminophen products, partially offset by increased net product sales of AlleRx Dose Pack products.
Research and development expenses decreased $0.8 million, or 81%, during the third quarter of 2011 compared to the third quarter of 2010. The reduction in R&D expense was primarily due to decreased expenses related to CRTX 067, and the timing of other product development expenses.
As of September 30, 2011, we had $81.5 million in cash and cash equivalents, an increase of $30.6 million compared to December 31, 2010.
Conference Call Information
Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss its financial results for the quarter ended September 30, 2011. To participate in the live conference call, please dial 888-364-3109 (U.S. callers) or 719-325-2228 (international callers), and provide passcode 4010285. A live webcast of the call will also be available through the Investors—Webcasts & Presentations section of the Company’s website at http://www.crtx.com. Please allow extra time prior to the webcast to register and to download and install any necessary audio software.
The conference call and the webcast will be archived for 30 days. The telephone replay of the call will be available today at 11:30 AM ET, by dialing 888-203-1112 (U.S. callers) or 719-457-0820 (international callers), and providing passcode 4010285.
About Cornerstone Therapeutics

Cornerstone Therapeutics Inc. (NASDAQ: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on developing, acquiring and commercializing products for the respiratory, hospital and related specialty markets. Key elements of the Company’s strategy are to focus on identifying therapeutic niches within respiratory, hospital and related specialty markets to leverage existing business and create new opportunities; promote the Company’s current products to high prescribing health care providers through the Company’s respiratory sales force and to hospital-based health care professionals through the Company’s hospital sales force; license or acquire rights to existing patent- or trade secret-protected, branded products, which can be promoted through the same channels to generate on-going high-value earnings streams; advance the Company’s development projects and further build a robust pipeline; and generate revenues by marketing approved generic products through the Company’s wholly owned subsidiary, Aristos Pharmaceuticals, Inc.
Use of Non-GAAP Financial Measures
This press release highlights the Company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs and charges that are excluded from non-GAAP results. By publishing the non-GAAP financial measures, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management evaluates results and makes operating and compensation decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release. For more information about these non-GAAP measures, please see Part I, Item 2 of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on November 3, 2011.
Safe Harbor Statement
Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our “critical accounting estimates”; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; our ability to replace the revenues from our marketed unapproved products, which we ceased manufacturing and distributing at the end of 2010, and from our propoxyphene products, which we voluntarily withdrew from the U.S. market in November 2010 at the request of the FDA; the adverse impact of returns of previously sold inventory; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products with FDA-approved marketing applications; our ability to obtain FDA approval to market and sell our products under development; our ability to enter into additional strategic licensing product acquisition, collaboration or co-promotion transactions on favorable terms, if at all; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our product candidates and whether such results will be indicative of results obtained in later clinical trials; our ability to develop and commercialize our product candidates before our competitors develop and commercialize competing products; our ability to satisfy FDA and other regulatory requirements; our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the SEC on March 3, 2011 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
Trademarks
Curosurf® is owned by Chiesi Farmaceutici S.p.A. Spectracef® is owned by Meiji Seika Kaisha Ltd. Factive® is owned by LG Life Sciences, Ltd. Curosurf, Spectracef and Factive are licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States and, with respect to Factive, certain other countries.
FINANCIAL TABLES FOLLOW
Contacts
Investor Relations Contacts:
Westwicke Partners, John Woolford, +1-443-213-0506, john.woolford@westwicke.com or Westwicke
Partners, Stefan Loren, Ph.D., +1-443-213-0507, sloren@westwicke.com;
Media Relations Contact:
Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net revenues	$25,180	$27,932	$83,216	$92,803
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	8,355	7,742	22,933	22,714
Selling, general and administrative	11,239	12,850	36,113	38,089
Royalties	1,605	2,600	6,250	9,846
Research and development	199	1,047	1,372	3,748
Amortization of product rights	3,591	3,595	13,277	10,785

Total costs and expenses	24,989	27,834	79,945	85,182

Income from operations	191	98	3,271	7,621

Other expenses:
Interest expense, net	(38)	(37)	(121)	(47)
Other expense, net	—	(25)	—	(25)

Total other expenses	(38)	(62)	(121)	(72)

Income before income taxes	153	36	3,150	7,549
(Provision for) benefit from income taxes	(36)	728	(1,094)	(2,172)

Net income	$117	$764	$2,056	$5,377

Net income per share, basic	$—	$0.03	$0.08	$0.21

Net income per share, diluted	$—	$0.03	$0.08	$0.21

Weighted-average common shares, basic	25,782,481	25,430,785	25,646,455	25,395,506

Weighted-average common shares, diluted	26,331,700	26,056,928	26,223,317	26,017,288

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,541	$50,945
Accounts receivable, net	17,080	76,476
Inventories, net	12,295	15,174
Prepaid and other current assets	5,322	5,111
Income tax receivable	2,204	197
Deferred income tax asset	4,535	6,599

Total current assets	122,977	154,502

Property and equipment, net	1,691	1,486
Product rights, net	99,051	112,328
Goodwill	13,231	13,231
Amounts due from related parties	38	38
Long-term accounts receivable	—	7,866
Other assets	834	687

Total assets	$237,822	$290,138

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,674	$7,671
Accrued expenses	43,395	46,599
License agreement liability	1,489	1,368
Current portion of capital lease	88	83
Current portion of deferred revenue	2,338	37,616

Total current liabilities	56,984	93,337

Capital lease, less current portion	79	146
Deferred revenue, less current portion	—	19,578
Deferred income tax liability	3,838	4,679

Total liabilities	60,901	117,740

Stockholders’ equity
Preferred stock — $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.001 par value, 90,000,000 shares authorized; 25,796,934 and 25,472,963 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	26	25
Additional paid-in capital	162,572	160,106
Retained earnings	14,323	12,267

Total stockholders’ equity	176,921	172,398

Total liabilities and stockholders’ equity	$237,822	$290,138

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2011	2010
	(Unaudited)
Cash flows from operating activities
Net income	$2,056	$5,377
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	11,146	11,070
Provision for prompt payment discounts	2,781	2,909
Provision for inventory allowances	339	199
Loss on sale of property, plant and equipment	—	25
Impariment of product rights	2,500	—
Stock-based compensation	1,586	970
Benefit from (provision for) deferred income taxes	1,223	(1,419)
Changes in operating assets and liabilities:
Accounts receivable	56,615	(2,206)
Inventories	2,540	(1,855)
Prepaid expenses, long-term accounts receivable and other assets	7,508	1,523
Accounts payable	2,003	2,172
Accrued expenses and license agreement liability	(3,083)	5,087
Income taxes receivable	(2,007)	(2,597)
Deferred revenue	(54,856)	9,195

Net cash provided by operating activities	30,351	30,450

Cash flows from investing activities
Proceeds from sale of fixed assets	—	2
Purchase of property and equipment	(574)	(361)
Purchase of product rights	—	(250)

Net cash used in investing activities	(574)	(609)

Cash flows from financing activities
Proceeds from exercise of common stock options and warrants	368	538
Excess tax benefit from stock-based compensation	513	467
Principal payments on capital lease obligation	(62)	(27)

Net cash provided by financing activities	819	978

Net increase in cash and cash equivalents	30,596	30,819
Cash and cash equivalents as of beginning of year	50,945	18,853

Cash and cash equivalents as of end of year	$81,541	$49,672

CORNERSTONE THERAPEUTICS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data — unaudited)
The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP income from operations	$191	$98	$3,271	$7,621
Add: stock-based compensation	702	315	1,586	970
Add: amortization of product rights	3,591	3,595	13,277	10,785

Non-GAAP income from operations	$4,484	$4,008	$18,134	$19,376

GAAP net income	$117	$764	$2,056	$5,377
Add: stock-based compensation	702	315	1,586	970
Add: amortization of product rights	3,591	3,595	13,277	10,785
Less: tax effects related to above items[1]	(1,010)	(840)	(5,162)	(3,382)

Non-GAAP net income	$3,400	$3,834	$11,757	$13,750

GAAP net income per share, diluted	$—	$0.03	$0.08	$0.21

Non-GAAP net income per share, diluted	$0.13	$0.15	$0.45	$0.53

Shares used in diluted net income per share calculation:
GAAP net income	26,331,700	26,056,928	26,223,317	26,017,288

Non-GAAP net income	26,331,700	26,056,928	26,223,317	26,017,288

[1]	Tax effects for the three months ended September 30, 2011 and 2010 are calculated using effective tax rates of 23.5% and 21.5% respectively. Tax effects for the nine months ended September 30, 2011 and 2010 are calculated using effective tax rates of 34.7% and 28.8% respectively.